Exhibit 3.8

Certificate of Formation of Lemur Properties LLC

Delaware	PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LEMUR PROPERTIES LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE NINETEENTH DAY OF SEPTEMBER, A.D. 2002, AT 1 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
3568219 8100H	AUTHENTICATION: 2310254
030174876	DATE: 03-14-03

CERTIFICATE OF FORMATION

OF

LEMUR PROPERTIES LLC

1. The name of the limited liability company is Lemur Properties LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Lemur Properties LLC this 19th day of September 2002.

/s/ Eric L. Ciazza
Eric L. Ciazza
Authorized Person